SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-A/A
                                 Amendment No. 1

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                  SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934.


                                Tower Group, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                   Delaware                            13-3894120
-----------------------------------------  -------------------------------------
            (State of Incorporation                  (IRS Employer
               or Organization)                    Identification No.)

                            120 Broadway, 14th Floor
                            New York, New York 10271

                    (Address of Principal Executive Offices)

If this form relates to the registration of a    If this form relates to the registration of a
class of securities pursuant to Section 12(b)    class of securities pursuant to Section 12(g)
    of the Exchange Act and is effective             of the Exchange Act and is effective
 pursuant to General Instruction A.(c), check    pursuant to General Instruction A.(d), check
            the following box. [ ]                          the following box. [ X ]

   Securities Act registration statement file number to which this form relates: 333-115310

      Securities to be registered pursuant to Section 12(b) of the Act:

                                                 Name of Each Exchange on Which Each
      Title of Each Class to be so Registered    Class is to be Registered
      -----------------------------------------  ---------------------------------------
                       None                                       N/A

      Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
                                (Title of Class)

                                EXPLANATORY NOTE

     This Amendment No. 1 to the registration statement on Form 8-A/A amends the registration statement on Form 8-A that we filed on October 18, 2004.

Item 1.   Description of Registrant's Securities to be Registered

A description of the Registrant's common stock, $.01 par value per share, is set forth under the heading "Description of Capital Stock" in the Registration Statement on Form S-1, Registration No. 333-115310, originally filed with the Securities and Exchange Commission on May 7, 2004, and thereafter amended and supplemented (the "Registration Statement"), which description is hereby incorporated by reference. The final Prospectus will be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and upon filing shall be deemed incorporated herein by reference.

Item 2.   Exhibits

3.1     Amended and Restated Certificate of Incorporation of Tower Group, Inc. *

3.2     Amended and Restated By-laws of Tower Group, Inc. *

4.1     Specimen Common Stock Certificate **

4.2 Purchase Agreement, dated June 30, 2001, by and between Tower Group, Inc. and PXRE Reinsurance Ltd. *

4.3     Warrant to be issued to Friedman, Billings, Ramsey & Co. ***

4.4 Warrant issued to American Re-Insurance Company, effective as of January 15, 1997 ****

4.5 Securities Purchase Agreement, dated as of January 15, 1997, by and between Tower Group, Inc. and American Re-Insurance Company *****

------------------

  o * Filed with Amendment No. 2 to the Registration Statement on Form S-1, Registration No. 333-115310, dated July 23, 2004
  o ** Filed with Amendment No. 6 to the Registration Statement on Form S-1, Registration No. 333-115310, dated September 30, 2004
  o *** Filed with Amendment No. 3 to the Registration Statement on Form S-1, Registration No. 333-115310, dated August 25, 2004
  o **** Filed with Amendment No. 8 to the Registration Statement on Form S-1, Registration No. 333-115310, dated October 18, 2004
  o ***** Filed with Amendment No. 9 to the Registration Statement on Form S-1, Registration No. 333-115310, dated October 20, 2004


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
                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 TOWER GROUP, INC.


                                 By:  /s/ Steven G. Fauth
                                      --------------------
                                      Steven G. Fauth
                                      Senior Vice President, General Counsel and
                                      Secretary


                                 DATED:  October 20, 2004





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